Exhibit 10.2

Closing Agreement On Final Determination

Covering Specific Matters

Under sections 7121 and 6224(c) of the Internal Revenue Code, IMS Health Licensing

Associates L.L.C., f/k/a IMS Health Licensing Associates, L.P., f/k/a Cognizant Licensing

Associates, LP f/k/a Duns Licensing Associates, L.P., c/o IMS Health Incorporated,
(Taxpayer’s name, address, and identifying number)

1499 Post Rd. Fairfield, CT. 06824, EIN #98-0137321

and the Commissioner of Internal Revenue make the following closing agreement:

A.            WHEREAS, IMS Health Licensing Associates, L.L.C., f/k/a IMS Health Licensing Associates, L.P., f/k/a Cognizant Licensing Associates, L.P., f/k/a Duns Licensing Associates, L.P., the entity referred to in the caption above (the “Partnership”), was organized under Delaware law on June 7, 1993, and, during 1998-2003, the following entities held partnership interests in the Partnership: IMS AG, f/k/a IMS Pharminform Holding AG, held a general partnership interest (“IMS Pharminform”), and Media Licensing Associates, Inc., Utrecht-America Finance Co., Edam LLC, and Coordinated Management Systems, Inc. (“CMS”) held limited partnership interests. IMS Health Incorporated is the tax matters partner of the Partnership.

B.            WHEREAS, a dispute has arisen between the Partnership and the Commissioner of Internal Revenue for taxable years ending December 31, 1998 through December 31, 2003 regarding the validity of the Partnership for tax purposes, including, but not limited to, whether or not (a) the terms “Partnership” and “partner” have any legal effect; (b) the Partnership was a valid partnership; (c) all the partners of the Partnership were valid partners;(d) Edam LLC and Utrecht-America Finance Co. were partners in, rather than lenders to, the Partnership; (e) the Partnership’s activities had economic substance; (f) the partners of the Partnership had a business purpose for becoming partners in the Partnership; (g) the Partnership’s adjustments and/or election under I.R.C. sections 734(b), 743(b) and 754 and the regulations thereunder are valid; and (h) the amount and timing of tax amortization deductions for the Partnership’s assets are allowable.

C.            WHEREAS, the Partnership and the Commissioner of Internal Revenue desire to resolve this dispute with respect to taxable years ending December 31, 1998 through December 31, 2003 and December 31, 2004 through December 31, 2013 with finality under the terms set forth in this agreement (the “Partnership Closing Agreement”).

NOW IT IS HEREBY DETERMINED AND AGREED FOR FEDERAL TAX PURPOSES THAT:

1.             For taxable years ending after December 31, 2003, the Partnership agrees that it will not make any further adjustments to the basis of Partnership assets under section 734 or section 743, nor will it make any further elections under section 754.

2.             There will be no adjustments to partnership items and affected items in taxable years ending December 31, 1998 through December 31, 2003 and December 31, 2004 through December 31, 2013 relating to the disputed issue addressed in this Partnership Closing Agreement, including, but not limited to, whether or not (a) the terms “Partnership” and “partner” have any legal effect; (b) the Partnership was a valid partnership; (c) all the partners of the Partnership were valid partners;(d) Edam LLC and Utrecht-America Finance Co. were partners in, rather than lenders to, the Partnership; (e) the Partnership’s activities had economic substance; (f) the partners of the Partnership had a business purpose for becoming partners in the Partnership; (g) the Partnership’s adjustments and/or election under I.R.C. sections 734(b), 743(b) and 754 and the regulations thereunder are valid; and (h) the amount and timing of tax amortization deductions for the Partnership’s assets are allowable.

3.             The Partnership is not subject to any penalty, including penalties under section 6662 of the Internal Revenue Code, in connection with the matters covered by this Partnership Closing Agreement.

4.             The resolution of the Partnership items and affected items for the Partnership for the taxable years ending December 31, 2004 through December 31, 2013, as reflected in this Partnership Closing Agreement, does not constitute an examination of its books and records for purposes of I.R.C. § 7605.

5.             This agreement is final and conclusive except:

(1)  the matter it relates to may be reopened in the event of fraud, malfeasance, or misrepresentation of material fact;

(2)  it is subject to the Internal Revenue Code sections that expressly provide that effect be given to their provisions (including any stated exception for Code section 7121) notwithstanding any other law or rule of law; and

(3)  if it relates to a tax period ending after the date of this agreement, it is subject to any law, enacted after the agreement date that applies to that tax period.

By signing, the above parties certify that they have read and agreed to the terms of this document.

Taxpayer (other than individual)		IMS Health Licensing Associates L.L.C.

By	IMS Health Incorporated, Tax Matters Partner	Date Signed	March 14, 2006

	By	/s/ Robert H. Steinfeld
Robert H. Steinfeld
Senior Vice President and General Counsel

Commissioner of Internal Revenue

By	/s/ Christine C. Haveles	Date Signed	March 15, 2006
Christine C. Haveles

Title	Appeals Team Case Leader